EXHBIT - 16- LETTER FROM DELOITTE & TOUCHE LLP

June 5, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in the first, third, and fifth paragraphs of Item 4 of Form 8-K of Global Med Technologies, Inc. dated May 31, 2001.

As for comments in the second and fourth paragraphs, we have no basis for agreeing or disagreeing with such statements.

Yours truly,

/s/
Deloitte & Touche LLP